Exhibit 99.1

Michael McConnell

Chief Financial Officer and Treasurer

503-469-4652

mmcconnell@digimarc.com

Gina Giachetti

About Communications for Digimarc

510-858-8111

pr@digimarc.com

FOR IMMEDIATE RELEASE

Digimarc Reports 2009 Financial Results

Beaverton, Ore. – February 24, 2010 – Digimarc Corporation (NASDAQ: DMRC) today announced its fourth quarter and full year 2009 financial results. Revenues for the fourth quarter were $5.5 million, 19% higher than revenues of $4.7 million in the comparable period of 2008. The higher revenues primarily reflect the benefit from previously announced appropriations for federal defense projects. The Company’s net loss for the fourth quarter was $(0.6) million or $(0.08) per fully diluted share compared to $(0.3) million or $(0.05) per fully diluted share in the comparable period of 2008. The net loss in the current period reflects lower interest income from the Company’s cash investments and losses from its early stage joint ventures with The Nielsen Company.

Revenues for the year ended December 31, 2009 were $19.1 million, 4% lower than the combined Digimarc and predecessor operations in 2008 reflecting the impact of general economic conditions in the marketplace and to a lesser extent deferral of some federal business contemplated for 2009 into the first half of 2010. Net loss for the year ended December 31, 2009 was $(2.8) million, or $(0.39) per fully diluted share, compared to net income for the combined Digimarc and predecessor operations of $1.5 million, or pro-forma $0.21 per fully diluted share, for 2008. The results reflect a full year of operating expenses as a stand-alone public company where the majority of the prior year benefited from proportional allocations of various shared-services common costs of our predecessor and the secure identity business that was sold to a third party (“Old Digimarc”).

The company generated Adjusted EBITDA in the fourth quarter of $0.2 million, or 3% of revenues, compared to $0.1 million, or 2% of revenues in the comparable three-month period of 2008. Adjusted EBITDA for the year of $(0.2) million, or (1) % of revenues, compared to $2.7 million, or 14% of revenues for the combined Digimarc and predecessor operations for 2008, where the prior year benefited from the proportional allocations of various shared-services common costs of Old Digimarc. Digimarc calculates Adjusted EBITDA by adjusting net income (loss) for the effects of interest, taxes, depreciation, amortization and non-cash expenditures for stock compensation. The reconciliation of Adjusted EBITDA to net income (loss), the most comparable GAAP measure, is included at the end of this release.

Digimarc reported backlog at year-end of approximately $42 million. The company also reported that its cash, cash equivalents and short-term marketable securities were approximately $43 million at December 31, 2009, a $3 million decrease from $46 million at December 31, 2008 resulting primarily from the investment in joint ventures with Nielsen of $1.1 million, and purchases of $1.6 million made pursuant to the Company’s stock buyback program.

“Digimarc shareholders enjoyed another good year of growth in value in 2009. Reflecting obviously challenging economic times for our business partners and licensees, our revenues came in roughly the same as those in 2008,” said Bruce Davis, Chairman and CEO. “Notwithstanding the flat revenues in 2009, we achieved positive operating cash flow and ended the year with a strong balance sheet with more than $40 million of cash and no debt. We believe we are well positioned for the year ahead.”

Conference Call

Digimarc will hold its fourth quarter earnings conference call on Wednesday, February 24, 2010 at 8 a.m. PT / 11 a.m. ET. The call will be open to the general public and the media, and will be broadcast live by webcast at www.digimarc.com and www.earnings.com. The webcast may be accessed at the company’s website, www.digimarc.com, by clicking on the “Q4 2009 Digimarc Earnings Conference Call” webcast link on the “Events and Webcasts” page within the “Investors” section. This webcast will be available for later listening at both sites for two weeks following the live call. Thereafter, the webcast will be archived and available at https://www.digimarc.com/investors/events.asp.

About Digimarc

Digimarc Corporation (NASDAQ:DMRC), based in Beaverton, Oregon, is a provider of enabling technologies that create digital identities for all forms of media and many everyday objects that are imperceptible to humans, but not to computers. These technologies help computers to better process sensory data as the industry evolves toward more intuitive and pervasive computing. For more information, please visit us at www.digimarc.com to learn more.

Forward-Looking Statements

With the exception of historical information contained in this release, the matters described in this release contain various “forward-looking statements.” These forward-looking statements include statements regarding our backlog and our positioning for the year ahead and other statements identified by terminology such as “will,” “should,” “expects,” “estimates,” “predicts” and “continue” or other derivations of these or other comparable terms. These forward-looking statements are statements of management’s opinion and are subject to various assumptions, risks, uncertainties and changes in circumstances. Actual results may vary materially from those expressed or implied from the statements in this release as a result of changes in economic, business and/or regulatory factors. More detailed information about risk factors that may affect actual results is set forth in the Company’s Form 10-K for the year ended December 31, 2009 and in subsequent periodic reports filed with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date of this release. Except as required by law, Digimarc undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this release.

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Explanation of Financial Information Presented

The financial information presented combines the periods through August 1, 2008, referred to as “carve-out” financial information from Old Digimarc’s digital watermarking business, or predecessor, with the periods after that date, for Digimarc, or successor, to arrive at year-to-date totals for comparative purposes. It is important to note that the financial information in the carve-out financial statements does not include all of the expenses that would have been incurred had the predecessor been a separate, stand-alone public entity. As such, the predecessor financial information does not reflect the financial position, results of operations and cash flows of Digimarc’s current business, had the predecessor operated as a separate, stand-alone public entity during the periods presented in the carve-out financial statements. Additionally, the carve-out financial statements include proportional allocations of various shared-services common costs of Old Digimarc because specific identification of these expenses was not practicable. Operating costs of Digimarc on a stand-alone basis have been higher than those allocated to the predecessor operations under the shared services methodology applied in the carve-out financial statements. Consequently, the financial position, results of operations and cash flows reflected in the carve-out financial statements may not be indicative of those that would have been achieved had the predecessor operated as a separate, stand-alone entity for the periods reflected in the carve-out financial statements.

Digimarc Corporation

Income Statement Information

(in thousands, except per share amounts)

(Unaudited)

	Three Month Information		Twelve Month Information
	Successor	Successor	Successor	Successor / Predecessor *
	Three Months Ended December 31, 2009	Three Months Ended December 31, 2008	Twelve Months Ended December 31, 2009	Twelve Months Ended December 31, 2008
Revenue:
Service	$2,963	$2,419	$10,845	$10,520
License & subscription	2,586	2,232	8,226	9,262

Total revenue	5,549	4,651	19,071	19,782

Cost of revenue:
Service	1,694	1,358	6,090	5,767
License & subscription	53	70	211	259

Total cost of revenue	1,747	1,428	6,301	6,026

Gross profit:
Service	1,269	1,061	4,755	4,753
License & subscription	2,533	2,162	8,015	9,003

Total gross profit	3,802	3,223	12,770	13,756

Percentage of gross profit to revenues:
Service	43%	44%	44%	45%
License & subscription	98%	97%	97%	97%
Percentage of gross profit to total revenue	69%	69%	67%	70%

Operatingexpenses:
Sales and marketing	808	764	3,034	3,082
Research and development	1,310	992	4,989	3,843
General and administrative	1,702	1,945	6,452	5,226
Intellectual property	257	184	1,013	1,406
Transitional services	—	(84)	(153)	(280)

Total operating expenses	4,077	3,801	15,335	13,277

Operatingincome (loss)	(275)	(578)	(2,565)	479

Other income (expense):
Net loss from joint ventures	(380)	—	(691)	—
Other	83	264	522	1,033

Other income (expense), net	(297)	264	(169)	1,033

Provision for income taxes	(11)	(10)	(23)	(21)

Net income (loss)	$(583)	$(324)	$(2,757)	$1,491

Earnings loss per share:
Net loss per share - basic	$(0.08)	$(0.05)	$(0.39)
Net loss per share - diluted	$(0.08)	$(0.05)	$(0.39)
Weighted average shares outstanding - basic	7,103	7,156	7,140
Weighted average shares outstanding - diluted	7,103	7,156	7,140

Pro-forma earnings per share:
Net income per share - basic				$0.21
Net income per share - diluted				$0.21
Weighted average shares outstanding - basic				7,143
Weighted average shares outstanding - diluted				7,143

*	The financial information presented combines the periods through August 1, 2008, referred to as “carve-out” financial information from Old Digimarc’s digital watermarking business, or predecessor, with the period August 2, 2008 through December 31, 2008 for Digimarc, or successor, to arrive at year-to-date totals for comparative purposes. The majority of the prior year operating results benefited from proportional allocations of various shared-services common costs of Old Digimarc.

Digimarc Corporation

Balance Sheet Information

(in thousands)

(Unaudited)

	Successor	Successor
	December 31, 2009	December 31, 2008
Assets
Current assets:
Cash and cash equivalents (1)	$8,884	$18,928
Short-term marketable securities (1)	33,902	21,240
Trade accounts receivable, net	3,570	3,839
Other current assets	872	875

Total current assets	47,228	44,882
Long-term marketable securities (1)	—	5,744
Property and equipment, net	1,114	1,212
Intangibles, net	1,302	456
Investments in joint ventures	409	—
Other assets, net	430	147

Total assets	$50,483	$52,441

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and other accrued liabilities	$1,044	$937
Accrued payroll and related costs	238	42
Accrued merger related liabilities	125	386
Deferred revenue	2,318	2,418

Total current liabilities	3,725	3,783
Long-term liabilities	99	257

Total liabilities	3,824	4,040

Commitments and contingencies

Stockholders’ equity:
Preferred stock	50	50
Common stock	7	7
Additional paid-in capital	49,283	48,268
Retained earnings (accumulated deficit)	(2,681)	76

Total stockholders’ equity	46,659	48,401

Total liabilities and stockholders’ equity	$50,483	$52,441

(1)	Aggregate cash, cash equivalents, short- and long-term marketable securities was $42,786 and $45,912 at December 31, 2009 and December 31, 2008, respectively.

Digimarc Corporation

Cash Flow Information

(in thousands)

(Unaudited)

	Three Month Information		Twelve Month Information
	Successor	Successor	Successor	Successor / Predecessor*
	Three Months Ended December 31, 2009	Three Months Ended December 31, 2008	Twelve Months Ended December 31, 2009	Twelve Months Ended December 31, 2008
Cash flows from operating activities:
Net income (loss)	$(583)	$(324)	$(2,757)	$1,491
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	164	129	589	766
Stock-based compensation expense	666	532	2,444	1,445
Net loss from joint ventures	380	—	691	—
Increase (decrease) in allowance for doubtful accounts	—	—	—	(43)
Other non-cash charges	—	—	—	405
Changes in operating assets and liabilities:
Trade and unbilled accounts receivable, net	(543)	(260)	269	(44)
Other current assets	129	(300)	3	(488)
Other assets, net	(125)	20	(283)	(63)
Accounts payable and other accrued liabilities	277	111	122	472
Accrued payroll and related costs	(8)	(1,612)	196	(157)
Accrued merger related costs	(19)	(1,520)	(261)	386
Deferred revenue	602	23	(112)	(311)
Other liabilities	(35)	(26)	(122)	44

Net cash provided by (used in) operating activities	905	(3,227)	779	3,903

Cash flows from investing activities:
Purchase of property and equipment	(86)	(52)	(460)	(875)
Capitalized patent costs	(221)	(261)	(842)	(448)
Investments in joint ventures	(550)	—	(1,100)	—
Sale or maturity of short-term investments	22,970	25,879	43,708	232,320
Purchase of short-term investments	(24,025)	(47,943)	(50,626)	(255,736)

Net cash provided by (used in) investing activities	(1,912)	(22,377)	(9,320)	(24,739)

Cash flows from financing activities:
Cash from Parent stock activity	—	—	—	23,862
Net activity with Parent	—	—	—	(13,237)
Issuance of common stock	121	—	273	—
Purchase of common stock	(915)	—	(1,737)	—
Principal payments under capital lease obligations	—	(6)	(39)	(6)

Net cash provided by (used in) financing activities	(794)	(6)	(1,503)	10,619

Net increase (decrease) in cash and cash equivalents (2)	$(1,801)	$(25,610)	$(10,044)	$(10,217)

Cash equivalents and marketable securities at beginning of period	$43,532	$49,458	$45,912	$32,713
Cash equivalents and marketable securities at end of period	42,786	45,912	42,786	45,912

(2) Net increase (decrease) in cash, cash equivalents and marketable securities	$(746)	$(3,546)	$(3,126)	$13,199

*	The financial information presented combines the periods through August 1, 2008, referred to as “carve-out” financial information from Old Digimarc’s digital watermarking business, or predecessor, with the period August 2, 2008 through December 31, 2008 for Digimarc, or successor, to arrive at year-to-date totals for comparative purposes. The majority of the prior year operating results benefited from proportional allocations of various shared-services common costs of Old Digimarc.

Digimarc Corporation

Reconciliation of GAAP and Non-GAAP Financial Measures

Adjusted EBITDA

(in thousands)

(Unaudited)

	Three Month Information		Twelve Month Information
	Successor	Successor	Successor	Successor / Predecessor *
	Three Months Ended December 31, 2009	Three Months Ended December 31, 2008	Twelve Months Ended December 31, 2009	Twelve Months Ended December 31, 2008
Net income (loss)	$(583)	$(324)	$(2,757)	$1,491
Adjustments:
Provision for income taxes	11	10	23	21
Interest income, net	(83)	(266)	(519)	(1,052)
Depreciation and amortization	164	129	589	766
Stock compensation	666	532	2,444	1,445

Adjusted EBITDA	$175	$81	$(220)	$2,671

*	The financial information presented combines the periods through August 1, 2008, referred to as “carve-out” financial information from Old Digimarc’s digital watermarking business, or predecessor, with the period August 2, 2008 through December 31, 2008 for Digimarc, or successor, to arrive at year-to-date totals for comparative purposes. The majority of the prior year operating results benefited from proportional allocations of various shared-services common costs of Old Digimarc.

About Adjusted EBIDTA

From time to time, we may refer to Adjusted EBITDA in our conference calls and discussions with analysts in connection with our historical financial results and our guidance for future periods. Adjusted EBITDA does not represent cash flows from operations as defined by generally accepted accounting principles (“GAAP”), is not a measure derived in accordance with GAAP and should not be considered by the reader as an alternative to net income (the most comparable GAAP financial measure to Adjusted EBITDA). The reconciliation of GAAP and Non-GAAP Financial Measures for the three- and twelve months ended December 31, 2009 and 2008 are included in the above table. Management of the Company believes that Adjusted EBITDA is helpful to investors as an indicator of the current financial performance of the Company and its capacity to fund capital expenditures and working capital requirements. Due to the Company’s use of stock-based employee compensation, the Company incurs significant non-cash charges for stock compensation expense that may not be indicative of our operating performance from a cash perspective. Therefore, the Company believes that providing the measure of Adjusted EBITDA will help investors better understand the Company’s underlying financial performance and ability to generate cash flow from operations.